EXHIBIT 10.8

AMENDMENT NO. 1 TO THE

BRIDGE LOAN AGREEMENT

         This Amendment No. 1 to the Class B Bridge Loan Agreement (this "Amendment") is entered into as of the 9th day of July, 2008, by and among S3 Investment Company, Inc., a California corporation (the “Company” or “SIVC”), and the investors listed on the SCHEDULE OF INVESTORS attached to the original Class B Bridge Loan Agreement (the “Investors”).

Investors and the Company have previously entered into that certain Class B Bridge Loan Agreement dated February 19, 2008 (the "Agreement").  Investors and the Company desire to amend the Agreement as provided herein. Terms defined in the Agreement which are used herein shall have the same meanings as set forth in the Agreement, unless otherwise specified.

         NOW, THEREFORE, Investors and the Company hereby modify and amend the Agreement as follows:

1.

Section 2.2(a) of the Agreement is hereby amended in its entirety to read as follows:

2.2

 Additional Closing(s).

(a)

Conditions of Additional Closing(s).  On each date on which the Company documents to the Investor’s satisfaction the completion of the milestone event set forth below, which dates shall be no less than one month from the previous funding, the Company may, at one or more additional closings (each an “Additional Closing”), issue and sell to the Investors additional Class B Notes in proportion to each Investor to the Class B Notes sold at the Closing, and such Class B Notes having an aggregate principal amount of up to $720,000, provided, however, that achievement of the milestone event at each such Additional Closing shall have been previously approved by a majority of the aggregate principal amount of the Class B Notes:

Funded	Funding Amount	Milestone Event
YES	$115,000	Establishment of the BVI entities to facilitate the Chinese reverse takeover (“RTO”) public listing of Haijie, WITU or other client acceptable to Investors.
	$130,000	Execution of a WOFE Joint Venture Agreement between Redwood Capital, Inc. and Haijie, WITU, Boyuan or other client acceptable to Investors.
	$125,000	Completion of the Business Plan for Haijie, Boyuan, WITU or other client acceptable to Investors.
	$150,000	Completion PCAOB-approved audit for a Redwood Capital client from Haijie, WITU, Boyuan or other client acceptable to Investors.

$100,000

Another (i) Execution of a WOFE Joint Venture Agreement between Redwood Capital, Inc. and Haijie, WITU or other client acceptable to Investors or (ii) Haijie, WITU, Boyuan or other client acceptable to Investors obtaining a term sheet from a lead investor for its RTO funding.

$100,000	Haijie, WITU, Boyuan or other client acceptable to Investors obtaining a term sheet from a lead investor for its RTO funding.

2.

In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as supplemented, amended and modified, shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company and Investors have executed this Amendment as of the day and year first written above.

S3 INVESTMENT COMPANY, INC.

By /s/ James S. Bickel, Sr.

Name:  James S. Bickel, Sr.

Title:  President

Investors:

ANCORA GREATER CHINA FUND, LP

By /s/ John Micklitsch

Name:  John Micklitsch

THE BOSPHOROUS GROUP, INC.

By /s/ Daniel J. McClory

Name:  Daniel J. McClory

Title:  President

By /s/ Matthew Hayden

Name: Matthew Hayden

By /s/ Stephen Taylor

Name: Stephen Taylor